Exhibit 21.01

NuStar Energy L.P.

and its Subsidiaries

Name of Entity	State of Incorporation

Bicen Development Corporation N.V.	Netherlands Antilles

Cooperatie NuStar Holdings U.A.	Netherlands

Diamond K Limited	Bermuda

Kaneb Management, LLC	Delaware

Kaneb Management Company LLC	Delaware

LegacyStar, Inc.	Delaware

LegacyStar Investment, LLC	Delaware

LegacyStar, LLC	Delaware

LegacyStar Services, LLC	Delaware

NuStar Asphalt Chickasaw, LLC	Texas

NuStar Asphalt Holdings, Inc.	Delaware

NuStar Asphalt Holdings, LLC	Delaware

NuStar Asphalt Refining, LLC	Delaware

NuStar Burgos, LLC	Delaware

NuStar Caribe Terminals, Inc.	Delaware

NuStar Eastham Limited	England

NuStar Energy Services, Inc.	Delaware

NuStar GP, Inc.	Delaware

NuStar Grangemouth Limited	England

Name of Entity	State of Incorporation

NuStar Holdings B.V.	Netherlands

NuStar Internacional, S de R.L. de C.V.	Mexico

NuStar Logistics, L.P.	Delaware

NuStar Marketing LLC	Delaware

NuStar Pipeline Company, LLC	Delaware

NuStar Pipeline Holding Company, LLC	Delaware

NuStar Pipeline Operating Partnership L.P.	Delaware

NuStar Pipeline Partners L.P.	Delaware

NuStar Technology, Inc.	Delaware

NuStar Terminals B.V.	Netherlands

NuStar Terminals Antilles N.V.	Netherlands Antilles

NuStar Terminals Canada Co.	Nova Scotia

NuStar Terminals Canada Holdings Co.	Nova Scotia

NuStar Terminals Canada Partnership	Nova Scotia

NuStar Terminals Corporation N.V.	Netherlands Antilles

NuStar Terminals Delaware, Inc.	Delaware

NuStar Terminals International N.V.	Netherlands Antilles

NuStar Terminals Limited	England

NuStar Terminals Marine Services N.V.	Netherlands Antilles

NuStar Terminals New Jersey, Inc.	Delaware

NuStar Terminals N.V.	Netherlands Antilles

Name of Entity	State of Incorporation

NuStar Terminals Operations Partnership L.P.	Delaware

NuStar Terminals Partners TX L.P.	Delaware

NuStar Terminals Services, Inc.	Delaware

NuStar Terminals Texas, Inc.	Delaware

NuStar Texas Holdings, Inc.	Delaware

Petroburgos, S. de R.L. de C.V.	Mexico

Point Tupper Marine Services Co.	Nova Scotia

Saba Company N.V.	Netherlands Antilles

Seven Seas Steamship Company (Sint Eustatius) N.V.	Netherlands Antilles

Shore Terminals LLC	Delaware

ST Linden Terminal, LLC (joint venture)	Delaware

Texas Energy Services LLC	Delaware